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                                                                    EXHIBIT 99.4

                          AMERICA WEST AIRLINES, INC.

                               OFFER TO EXCHANGE
                   PASS THROUGH CERTIFICATES, SERIES 1998-1,
                           WHICH HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                          FOR ANY AND ALL OUTSTANDING
                    PASS THROUGH CERTIFICATES, SERIES 1998-1

To Our Clients:


     Enclosed for your consideration is a Prospectus of America West Airlines, Inc., a Delaware corporation (the "Company" or "America West"), dated March 26, 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") the registered Pass Through Certificates, Series 1998-1 (the "New Certificates") for any and all outstanding Pass Through Certificates, Series 1998-1 (the "Old Certificates"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of Continental contained in the Exchange and Registration Rights Agreement dated as of October 6, 1998, between the Company and the Initial Purchasers.


     The CUSIP numbers for the Old Certificates are as follows: Class A (023654 AK 2), Class B (023654 AL O), and Class C (023654 AM 8).

     This material is being forwarded to you as the beneficial owner of the Old Certificates carried by us in your account but not registered in your name. A tender of such Old Certificates may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Certificates held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.


     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Certificates on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on April 26, 1999 (the "Expiration Date") (30 calendar days following the commencement of the Exchange Offer), unless extended by the Company. Any Old Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time on the Expiration Date.


     Your attention is directed to the following:

          1.  The Exchange Offer is for any and all Old Certificates.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions".

          3. Any transfer taxes incident to the transfer of Old Certificates from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.
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     If you wish to have us tender your Old Certificates, please so instruct us by executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Certificates.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus, dated             , 1998, of America West Airlines, Inc., a Delaware
corporation, and the related specimen Letter of Transmittal.

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     This will instruct you to tender the number of Old Certificates indicated
below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

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
Box 1     [ ]      Please tender my Old Certificates held by you for my
                   account. If I do not wish to tender all of the Old
                   Certificates held by you, I have identified on a signed schedule attached hereto the number of Old Certificates I do not wish tendered.

Box 2     [ ]      Please do not tender any Old Certificates held by you for my account.
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Date                , 199                    -----------------------------------------------------
                                                                 SIGNATURE(S)
                                             -----------------------------------------------------
                                             -----------------------------------------------------
                                                           PLEASE PRINT NAME(S) HERE
                                             -----------------------------------------------------
                                                          AREA CODE AND TELEPHONE NO.
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     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR
                                  SIGNATURE(S)
  HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OLD CERTIFICATES.

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